Exhibit (a)(1)(J)

FORM E-MAIL/LETTER CONFIRMATION OF ELECTION

Form E-mail/Letter of Confirmation of Election to Amend All Eligible Options

To:	[ ]

From:	[ ]

Date:	[ ], 2007

Subject:	Confirmation of Election

UNITED HEALTH GROUP CONFIRMATION STATEMENT

Date     [                    ]

Dear     [                    ]

You have elected to amend all of your Eligible Options as follows:

Grant Date	Option Number		Current Exercise Price Per Share			Amended Exercise Price Per Share (if offer is accepted)			Total Number of Unexercised Shares Subject to Eligible Options
[ ]	[	]	$	[	]	$	[	]	[	]
[ ]	[	]	$	[	]	$	[	]	[	]
[ ]	[	]	$	[	]	$	[	]	[	]

If we accept your election, the cash amount payable to you in January 2008 is estimated to be $ XXX, less applicable tax withholding, and we will pay you interest on the estimated cash amount at a rate of 5.25% per year accruing from the expiration of the tender offer until, but excluding, the January 2008 payment date, less applicable tax withholding.

If you have submitted your election electronically, we strongly encourage you to print this page and keep it for your records.

Form E-mail/Letter of Confirmation of Election Not to Amend All Eligible Options

To:	[ ]

From:	[ ]

Date:	[ ], 2007

Subject:	Confirmation of Election

UNITED HEALTH GROUP CONFIRMATION STATEMENT

Date     [                    ]

Dear     [                    ]

You have elected NOT to amend your Eligible Options.

Grant Date	Option Number		Current Exercise Price Per Share			Total Number of Unexercised Shares Subject to Eligible Options
[ ]	[	]	$	[	]	[	]
[ ]	[	]	$	[	]	[	]
[ ]	[	]	$	[	]	[	]

Please note that if you fail to amend your Eligible Options, it is likely that you will be responsible for a 20% Federal surtax under Section 409A of the Internal Revenue Code of 1986.

If you have submitted your election electronically, we strongly encourage you to print this page and keep it for your records.